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                                                                    Exhibit 10.4
                                                                   EXHIBIT E


               TRANSITIONAL TRADEMARK USE AND LICENSE AGREEMENT


     This Agreement dated __________, 2000, is made by and between APPLIED POWER INC., a Wisconsin corporation with its principal place of business at 6101 N. Baker Road, Milwaukee, WI 53209 ("API"), and APW LTD., a Bermuda corporation with its principal place of business at N22 W23685 Ridgeview Parkway West, Waukesha, Wisconsin 53188-1013 ("APW").

     1.   Definitions for this Agreement:

          (a) "APW" means APW and its subsidiaries (including successors) after the contemplated restructuring as listed on Schedule 1 attached hereto operating its electronics business.

          (b) "Contribution Agreement" means the Contribution Agreement, Plan and Agreement of Reorganization and Distribution, dated __________, 2000, between API and APW.

          (c) "Inventory Products" means the products produced by API and/or its subsidiaries and transferred to APW under the Contribution Agreement and that bear the Trademarks or labels that bear the Trademarks or that are packaged in packaging that bears the Trademarks, whether such labels are affixed or the
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               products are packaged in such packaging before or after such transfer.

          (d) "Inventory Materials" means the promotional materials, product literature, and other similar materials bearing the Trademarks produced by API and/or its subsidiaries and transferred to APW under the Contribution Agreement, but excludes labels and product packaging bearing the Trademarks, if any, transferred to APW.

          (e) "Trademarks" means the trademarks, logos, trade dress or other trade designations of API listed on Schedule 2, or any one or more of same.

          (f) "APW Materials" means those APW advertising and promotional materials that use the Trademarks as permitted by paragraph 3 of this Agreement.

     2. Transitional Use Trademarks on Inventory Materials and Inventory Products. API and APW recognize that APW possesses Inventory Materials and
Inventory Products.   APW shall have the right and license to sell the Inventory
Products until June 30, 2004. APW shall have the right and license to use the Inventory Materials in connection with the sale of Inventory Products until the Inventory Materials are exhausted or until August 31, 2001, whichever occurs
first.   APW shall not make any claims for or

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about the Inventory Products that have not been approved in advance by API or were not made prior to August 31, 2000.

     3. Transitional Trademark and Trade Name License. Solely for the purpose of enabling APW to inform its customers of its new identity and to make a transition from the Trademarks to APW's own trademarks and trade identity, API grants to APW, for a period of nine (9) months from the date of the Agreement, a royalty free, nontransferable, and nonexclusive license to use the Trademarks in APW's advertising and promotional materials, subject to the quality control provision of paragraph 4 of this Agreement.

     4. Quality Control. APW shall distribute and sell the Inventory Products and shall distribute the Inventory Materials without any change in their nature or quality from that existing at the time of transfer under the Contribution Agreement, except that, for any such products not bearing the Trademarks or not packaged in packaging bearing the Trademarks at the time of transfer but for which API has transferred to APW labels or packaging bearing the Trademarks, APW can affix said labels to such products or package same in such packaging. The use of the Trademarks on APW Materials shall be consistent with API's use thereof prior to the transfer under the Contribution Agreement and shall be in appearance and quality reasonably satisfactory to

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API. APW shall not use the Inventory Materials or sell the Inventory Products with any other labels, packaging, trademarks or trade dress other than those explicitly permitted by this Agreement. API shall have the right, on reasonable notice, to inspect the Inventory Products, the Inventory Materials, and the APW Materials and obtain representative samples for inspection for quality control.

     5. Use of APW Trademarks on Transferred Products. To the extent API transfers to APW under the Contribution Agreement products that do not bear the Trademarks and do not bear any other API trademark or trade designation, APW may mark said products with its own trademarks or package said products in packaging that bears APW's trademarks, but in that case APW shall not sell said products using the Inventory Materials.

     6. Limitations. No license or rights under any other trademark, trade name, trade dress, trade designation or any other property right of API is granted by this Agreement. APW has no right to assign, transfer or sublicense any of its rights acquired or obligations assumed under this Agreement. Any
such attempted assignment, transfer or sublicense shall be void.   APW shall not
use or permit the use of any trademarks or trade dress that are confusingly similar to the Trademarks. APW will promptly notify API of any conflicting use of or acts of

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infringement concerning the Trademarks and will cooperate as API reasonably may deem advisable to protect API's rights.

     7. Ownership of Trademarks. APW acknowledges that API is the owner of and has acquired substantial goodwill in the Trademarks and agrees that every use thereof in connection with the Inventory Products and Inventory Materials shall inure solely to the benefit of API. Upon API's request, APW shall place on APW Materials reasonable notices of such ownership. APW shall not dispute or assist in disputing directly or indirectly API's rights in the Trademarks.

     8. API Warranty. API warrants that it has full power to make this Agreement and to grant the rights as provided herein and that it has no actual knowledge that the Trademarks violate the valid rights of any third party. API agrees to indemnify and defend APW against any claims of third parties (and to pay any damages and attorneys' fees awarded) based on a breach of the foregoing express warranty. The parties agree to generally utilize the notice and payment provisions and defense of third-party claims as set forth in Article V and VI of the General Assignment, Assumption and Agreement Regarding Litigation, Claims and Other Liabilities, dated __________, 2000 (hereinafter the "General Assignment").

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     9.   Product Liability Claims.  APW shall comply with all laws and regulations applicable to the sale and distribution of Inventory Products. APW will defend, indemnify and hold API harmless against all loss, expense, and damage occasioned by any claim, action or recovery (including all personal injury and product liability claims) by any party (including any government agency) against API arising out of any sale, distribution, or use of the Inventory Products both during and after expiration or termination of this Agreement, except for those claims based on the breach of the API warranty of paragraph 8 of this Agreement. To the extent not inconsistent with the foregoing, the parties agree to generally utilize the notice and payment provisions and defense of third-party claims as set forth in Article V and VI of the General Assignment.

     10. Termination. Either party may terminate this Agreement upon written notice to the other party with cause for any material breach of this Agreement by the other party, unless within a period of thirty days after written notice the other party remedies the breach in all material respects. This Agreement will terminate automatically (to the extent permitted by law at the time) in the event APW files a petition in bankruptcy, becomes insolvent, makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy

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law, discontinues its business or has a receiver appointed for it.

     11. Post Termination/Expiration Rights. Upon expiration or termination, all rights of APW under this Agreement will cease and immediately revert to API, and APW will destroy all Inventory Materials and all products, labels, packaging, and promotional and other material in its possession that bear the Trademarks. APW shall discontinue and use its best efforts to require its distributors to discontinue forthwith the use of any Inventory Materials and the Trademarks and any and all products, packaging, advertising and promotional materials using and/or making reference in any manner to the Trademarks.

     12. Survival of Terms. The parties' obligations under paragraphs 6, 7, 8, 9, 11, and 12 of this Agreement shall survive expiration or termination of this Agreement and they shall not be relieved of any of their continuing obligations thereunder.

     13.  Miscellaneous.

          This Agreement shall be construed in accordance with the internal laws of the State of Wisconsin.

          The parties intend to enter into a license agreement only and this Agreement shall not in any way be deemed to

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establish any other relationship between them. APW agrees that it does not have the authority and will not directly or indirectly contract any obligations of any kind in the name of or chargeable against API or agents or employees of API.

          This Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the matters set forth herein and may only be amended in a writing signed by both parties.

     14. Notices. All demands, notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or sent by certified or registered United States Mail, postage prepaid, to:

          (a)  in the case of API:
               Applied Power Inc.
               6101 N. Baker Road
               Milwaukee, WI  53209
               Attention:  __________

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          (b)  in the case of APW:
               APW LTD.
               N22 W23685 Ridgeview Parkway West
               Waukesha, Wisconsin 53188-1013
               Attention:  __________

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written by their duly authorized officers.

                                        APPLIED POWER INC.

                                        By:__________________________________


                                        President and Chief Executive Officer


                                        APW LTD.

                                        By:__________________________________


                                        President and Chief Executive Officer

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